EA SERIES TRUST

CERTIFICATE OF SECRETARY

September 16, 2024

    The undersigned, Alyssa Bernard, Secretary of EA Series Trust (the “Trust”), hereby certifies that set forth below are the resolutions that accompany the power of attorney dated September 16, 2024, authorizing the signing by Michael D. Barolsky, Alyssa Bernard, and Sean Hegarty on behalf of the principal executive officer and principal financial officer of the Trust pursuant to a power of attorney:
FURTHER RESOLVED, that the execution of a power of attorney by any officer of EA Series Trust (the “Trust”) who may be required to execute any Registration Statement or amendment thereto of the Trust on Forms N-1A or N-14 (each, an “Executing Officer”), which power of attorney appoints Michael D. Barolsky, Alyssa M. Bernard, and Sean Hegarty, each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, applications for exemptive orders or amendments thereto, rulings, proxy statements or materials or amendments related thereto (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, is approved; and it is
FURTHER RESOLVED, that each such Attorney-in-Fact may use such power of attorney to sign any Registration Statement or amendment thereto of the Trust on Forms N-1A or N-14, on behalf of an Executing Officer.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

                            EA SERIES TRUST

                            By: __/s/ Alyssa Bernard____________
                            Name: Alyssa Bernard
                            Title: Secretary